SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 1, 1997


                          Franklin Select Realty Trust
             (Exact Name of Registrant as Specified in its Charter)





California                         1-12708                      94-0395938
State or other               Commission File Number           IRS Employer
jurisdiction of                                               Identification
incorporation                                                    Number



                    1800 Gateway Drive, San Mateo, CA 94404
             (Address of Principal Executive Offices)  (Zip Code)



       Registrant's telephone number, including area code: (650)312-3000



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:      December 9, 1997        FRANKLIN SELECT REALTY TRUST



                        BY:   /S/David P. Goss
                              David P. Goss
                              President




Item 5.   Other Events

Property Acquisitions. From April 1, 1997 through November 24, 1997, the following properties were acquired by FSRT L.P. from unrelated parties. Franklin Select Realty Trust is the sole general partner of FSRT L.P. (collectively "the Company") and owns an approximate 70% interest in the partnership. FSRT L.P. acquired a fee title interest in each of the properties.

The Tanon Building, a 108,600 square foot R & D industrial building located in Fremont, California, was acquired on April 1, 1997 for $8.51 million. The acquisition was funded by a draw on the Company's $25 million revolving credit facility with the Bank of America (the "Credit Facility"). On July 30, 1997 the Company refinanced $5.1 million of the borrowing under the Credit Facility with a fixed rate loan provided by First Nationwide life Insurance Company. The new loan is collateralized by the property and bears monthly principal and interest payments at 8.47% per annum, based on a 25-year amortization schedule, with the remaining principal balance maturing on August 1, 2004. The property is 100% leased to Tanon Manufacturing Inc.

A 12.5 acre parcel of undeveloped land located in Rancho Cordova, California was acquired on June 25, 1997 for $4.08 million The acquisition was funded by a draw on the Credit Facility. The Company intends to enter into a development agreement with the seller, who is a Sacramento, California area developer, to develop the land with two office buildings containing approximately 216,000 square feet in total. The land purchase agreement provides that if the parties did not execute a development agreement for the land by September 23, 1997 then the seller has the option until December 22, 1997, to repurchase the parcel from the Company at a price equal to the sum of the Company's purchase price, its closing costs, interest expense at an annual rate of 10%, plus $100,000. To date, a formal development agreement has not been executed, however, the parties are continuing to negotiate.

The Hathaway Business Park, an 80,735 square foot R & D industrial complex located in Fremont, California, was acquired on November 24, 1997 for $7.15 million. The Company funded the acquisition by assuming the existing secured loan in the amount of approximately $3.6 million, with the remainder being funded by a draw on the Credit Facility. The loan assumed by the Company bears monthly principal and interest payments at 7.75% per annum, based on a 20-year amortization schedule, with the remaining principal balance maturing on January 1, 2003. The property is 100% leased to fourteen tenants ranging in size from 3,033 square feet to 10,424 square feet.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) AND (b) FINANCIAL STATEMENTS

     As of the date of filing of this Current Report of Form 8-K, it is impractical for the Company to provide the financial statements required by
     Item 7 (a) & (b) for Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K no later than 60 days after November 24, 1997 file such financial statements.

     (c)  EXHIBITS

      None